Exhibit 31.2a

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of UC Asset LP, a limited partnership (the “Partnership”) on Form 10-Q for the period ending March 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gregory Charles Bankston, Managing General Partner acting in the capacity of Principal Executive Officer, certifies to the best of my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to UC Asset LP, and will be retained by UC Asset LP and furnished to the Securities and Exchange Commission or its staff upon request.

Date: September 09, 2021

By:	/s/ Gregory Charles Bankston,
Gregory Charles Bankston,
Managing General Partner, in the capacity of
Principal Executive Officer